[Form of Face of Security]
                        [Fixed Rate Medium-Term Note]

          REGISTERED                              REGISTERED
          No. FXR-                                PRINCIPAL AMOUNT:
          CUSIP

                             THE MEAD CORPORATION

                          MEDIUM-TERM NOTE, SERIES A

                    [Insert if the Security is to be a Global
          Security -- This Security is a Global Security within the meaning of the Indenture referred to on the reverse hereof and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

                    Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York), a New York corporation, to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


          SPECIFIED CURRENCY:                EXCHANGE RATE
                                             AGENT:[Citibank, N.A.]
                                             (Only applicable if
          PAYING AGENT:                      Specified Currency
          INTEREST PAYMENT DATES:            is other than U.S.
          REGULAR RECORD DATES:              dollars)

          EXCHANGE RATE: U.S.$1.00= _______  AUTHORIZED
                                             DENOMINATIONS:
                                             (Only applicable if
          TRUSTEE'S NAME:                    Specified Currency
          [Citibank, N.A.]                   is other than U.S.
                                             dollars)

          ORIGINAL                           STATED MATURITY:
          ISSUE DATE:

          INTEREST RATE:      %              REDEMPTION
                                             COMMENCEMENT
                                             DATE:

          REDEMPTION                         REDEMPTION
          PERIODS:                           PRICES:

          OID AMOUNT:                        MAKE-WHOLE
          (Only applicable if                PREMIUM
          issued at Original Issue           DEFAULT AMOUNT:
          Discount)

          ORIGINAL ISSUE                     DEFAULT RATE:
          DISCOUNT SECURITY:                 (applicable only if
                                             Security  is  an
            Yes:___  No:___                  Original Issue
                                             Discount Security)

          AMORTIZATION                       AMORTIZATION PAYMENT
          FORMULA:                           DATE(S):

                                             OPTIONAL REPAYMENT
                                             DATE(S):

                                             REPAYMENT DATE:

                                             REPAYMENT PRICE:


          OTHER PROVISIONS:

                    The Mead Corporation, a corporation duly
          organized and existing under the laws of the State of Ohio (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to
          _______________________________________________
          ___________________________________, or registered
          assigns, the principal sum of
          _____________________________ on the Stated Maturity
          specified above [If the Security is to bear interest prior to Stated Maturity, insert --, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates specified above in each year and at Stated Maturity, commencing on the first such Interest Payment Date next succeeding the Original Issue Date (or, if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, on the second such Interest Payment Date next succeeding the Original Issue
          Date), at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Interest Rate per annum on any overdue principal and premium (including any overdue sinking fund or redemption payment) and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day), next preceding the Interest Payment Date; provided, however, that interest payable at Stated Maturity will be payable to the Person to whom principal shall be payable. If this Security is designated above as an Amortizing Security, then payments of principal and interest will be made in installments over the life of this Security on each Interest Payment Date set forth above, and at Stated Maturity or upon earlier redemption or repayment or otherwise in accordance with any Amortization Formula or on any Amortization Date set forth above. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

                    [If the Security is not to bear interest prior to Stated Maturity, insert -- * The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption, repayment or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the Default Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the Default Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

                    Payment of principal of (and premium, if any) and any such interest on this Security will be made in the Specified Currency specified above; provided, however, that, if this Security is denominated in other than U.S. dollars, payments of principal (and premium, if any) and interest on this Security will nevertheless be made in U.S. dollars: (a) at the option of the Holder of this Security under the procedures described in the two next succeeding paragraphs and (b) at the Company's option in the case of imposition of exchange controls or other circumstances beyond the Company's control as described in the fourth succeeding paragraph. The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities of this series on behalf of the Company and having an office or agency (the "Paying Agent Office") in The City of New York (the "Place of Payment"), where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed Citibank, N.A. as such Paying Agent. The Company will give prompt written notice to the Trustee of any change in such appointment.

                    Except as provided in the next paragraph, payments of interest and principal (and premium, if any) on this Security, if denominated in a Specified Currency other than U.S. dollars, will be made in U.S. dollars if the registered Holder of this Security on the relevant Regular Record Date, or at the Stated Maturity, redemption or repayment of such Security, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the Paying Agent Office in the Place of Payment on or before such Regular Record Date, or the date 16 days before such Stated Maturity, redemption or repayment, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any such request made for any Security by a registered Holder will remain in effect for any further payments of interest and principal (and premium, if any) on such Security payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 16 days before the Stated Maturity, redemption or repayment of such Security, as the case may be.

                    The U.S. dollar amount to be received by a Holder of this Security, if denominated in a Specified Currency other than U.S. dollars, who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent as of 11:00 a.m., New York City time on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series, if denominated in such Specified Currency, electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day preceding the payment of principal (and premium, if any) or interest for any such Security, such payment will be made in the Specified Currency. The Holder by his or her acceptance of this Security hereby agrees that all currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder hereof by deductions from such payment. If this Security is denominated in a Specified Currency other than U.S. dollars, (i) the Company will at all times appoint and maintain a banking institution that is not an Affiliate of the Company as Exchange Rate Agent hereunder; and (ii) the Company has initially appointed the Exchange Rate Agent specified above as such Exchange Rate Agent and will give prompt written notice to the Trustee of any change in such appointment.

                    Payment of the principal of (and premium, if any) and interest on any Security of this series due at the Stated Maturity, redemption or repayment of such Security will be made in immediately available funds upon surrender of such Security to the Paying Agent at the Paying Agent Office in the Place of Payment; provided that such Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on any Security of this series (other than at the Stated Maturity, redemption or repayment of such Security) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated to the Paying Agent by such Person.

                    If the principal of (and premium, if any) or interest on any Security of this series is payable in other than U.S. dollars and such Specified Currency is not available, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Security by making such payments in U.S. dollars on the basis of the most recently available Exchange Rate (as defined on the reverse hereof) and the payment in U.S. dollars shall not be an event of Default hereunder.

                    Reference is hereby made to the further
          provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or its Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

          Dated:                        THE MEAD CORPORATION

          [SEAL]                        By ________________________
                                             Name:
                                             Title:

          Attest:

          _______________________
               Secretary

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                    This is one of the Securities issued under the within-mentioned Indenture.

          CITIBANK, N.A.
            As Trustee

          By _______________________
               Authorized Signatory


                        [Form of Reverse of Security]
                        [Fixed Rate Medium-Term Note]

                             THE MEAD CORPORATION

                          MEDIUM-TERM NOTE, SERIES A

                    This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 20, 1997 (the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be issued upon original issuance under the Indenture from time to time at an aggregate initial public offering price not to exceed $154,000,000 or its equivalent in foreign currencies, currency units or composite currencies. The aggregate principal amount of Securities of this series which may be issued under the Indenture will be limited to the aggregate of the principal amounts of the Securities of this series so issued upon original issuance in accordance with such limit.

                    Payments of interest hereon with respect to any Interest Payment Date will include interest accrued from and including the immediately preceding Interest Payment Date (or from and including the Original Issue Date, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or Stated Maturity Date, as the case may be. Interest hereon shall be computed on the basis of a 360-day year of twelve 30-day months.

                    Any payment on this Security due on any day which is not a Market Day (and, if the Specified Currency specified on the face hereof is other than U.S. dollars, a Business Day in the country issuing such Specified Currency (or, for ECUs, Brussels)) need not be made on such day, but may be made on the next succeeding day that is a Market Day with respect to this Security (and, if the Specified Currency of this Security is other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for ECUs, Brussels)) with the same force and effect as if made on such due date, and no interest shall accrue for the period from and after such date. "Business Day," for any particular location, means each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in such location are authorized or obligated by law or executive order to close. "Market Day" means any Business Day in the City of New York.

                    This Security may be subject to repayment at the option of the Holder prior to the Stated Maturity specified on the face of this Security on the Optional Repayment Date(s), if any, specified on the face of this Security. If no Repayment Dates are specified on the face of this Security, this Security may not be so repaid at the option of the Holder hereof prior to the Stated Maturity. On any Repayment Date, this Security shall be repayable in whole or in part in increments of $1,000 or such other minimum denomination specified on the face hereof (provided that any remaining principal amount shall be at least $1,000 or such other minimum denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid (or, if this Security is an Original Issue Discount Security, such lesser amount as is provided herein), together with accrued but unpaid interest hereon to the date of repayment. For this Security to be repaid in whole or in part at the option of the Holder hereof, this Security must be received, together with the form entitled "Option to Elect Repayment" (set forth below) duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders), not more than 60 nor less than 30 days prior to the date of repayment. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Security in part only, a new Security for the unpaid portion hereof shall be issued in the name of the Holder hereof.

                    If so designated on the face of this Security, this Security may be redeemed prior to its Stated Maturity by the Company on any date on or after the Redemption Commencement Date indicated on the face hereof. If a Redemption Commencement Date is not designated on the face hereof, then this Security may not be redeemed by the Company prior to its Stated Maturity.

                    If a Redemption Commencement Date is specified on the face of this Security, this Security may be redeemed prior to its Stated Maturity at the option of the Company in whole or in part in increments of $1,000 or such other minimum denomination specified on the face hereof (provided that any remaining principal amount of this Security shall be at least $1,000 or such other minimum denomination specified on the face hereof), at the Redemption Price, together with accrued interest to the Redemption Date and a Make-Whole Premium, if any, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. If less than all of the Securities of this series are to be redeemed, the Securities of this series to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. In the event of redemption of this Security in part only, a new Security for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon surrender hereof.

                    The Company shall mail to each Security Holder whose Security is to be redeemed in whole or in part a notice setting forth the portion of such Security to be redeemed and such notice shall be mailed to such Holder at his address as it appears in the Security Register.

                    The amount of the "Make-Whole Premium" in respect of the principal amount of this Security to be redeemed will be the excess, if any, of (i) the sum of the present values, as of the Redemption Date of this Security, of (A) the respective interest payments (exclusive of the amount of accrued interest to the Redemption Date) on this Security that, but for such redemption, would have been payable on their respective Interest Payment Dates after such Redemption Date, and
          (B) the payment of such principal amount that, but for such redemption, would have been payable on the Stated Maturity over (ii) the amount of such principal to be redeemed. Such present values will be determined in accordance with generally accepted principles of financial analysis by discounting the amounts of such payments of interest and principal from their respective Stated Maturities to such Redemption Date at a discount rate equal to the Treasury Yield.

                    The "Treasury Yield" in respect of this
          Security shall be determined as of the date on which notice of redemption of this Security is sent to the Holder hereof by reference to the most recent Board of Governors of the Federal Reserve System "Statistical Release H.15 (519)" (or any successor publication of the Federal Reserve System) which has become publicly available not more than two Business Days prior to such date (or, if such Statistical Release (or successor publication) is no longer published or no longer contains the applicable data, to the most recently published issue of The Wall Street Journal (Eastern Edition) published not more than two Business Days prior to such date that contains such data or, if The Wall Street Journal (Eastern Edition) is no longer published or no longer contains such data, to any publicly available source of similar market data), and shall be the most recent weekly average yield on actively traded U.S. Treasury Securities adjusted to a constant maturity equal to the Remaining Life of this Security and, if applicable, converted to a bond equivalent yield basis as described below. The "Remaining Life of this Security" shall equal the number of years from the Redemption Date to the Stated Maturity of this Security; provided that if the Remaining Life of this Security is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is specified in the applicable source, then the Remaining Life of this Security shall be rounded to the nearest one-twelfth of one year and the Treasury Yield shall be obtained by linear interpolation computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point)), after rounding to the nearest one-twelfth of one year, from the weekly average yields of (a) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Life of this Security and (b) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Life of this Security, except that if the Remaining Life of this Security is less than three months, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of three months shall be used. The Treasury Yield shall, if expressed on a yield basis other than that equivalent to a bond equivalent yield basis, be converted to a bond equivalent yield basis and shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

                    If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of any Securities of this series that are Original Issue Discount Securities, an amount of principal thereof determined in accordance with the provisions of this Security set out in the next paragraph (the "Default Amount")) may be declared due and payable in the manner and with the effect provided in the Indenture.

                    If this Security is an Original Issue Discount Security and if an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the Default Amount of principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. Such Default Amount shall be equal to the adjusted issue price as at the first day of the accrual period as determined under the United States Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder (the "Code"), in which the date of acceleration occurs increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under the Code. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

                    The Indenture contains provisions for
          defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The principal amount of an Original Issue Discount Security or a Security denominated in a Specified Currency other than U.S. dollars that shall be deemed to be Outstanding for purposes of the foregoing shall be determined as provided in the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security or Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                    As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

                    As provided in the Indenture and subject to certain limitations (including, in the case of any Global Security, certain additional limitations) therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations, and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                    The Securities of this series are issuable only in registered form without coupons in denominations of
          (i) if denominated in U.S. dollars, $1,000 and any integral multiples thereof or (ii) if denominated in a Specified Currency other than U.S. dollars, the equivalent amount of such Specified Currency, at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on or prior to the sixth Business Day in The City of New York and in the country issuing such currency (or, for ECUs, Brussels) next preceding the Original Issue Date, to U.S. $1,000 (rounded to the nearest 1,000 units of such Specified Currency) and any greater amount that is an integral multiple of such amount unless otherwise specified on the face hereof. As provided in the Indenture and subject to certain limitations (including, in the case of any Global Security, certain additional limitations) therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    THIS SECURITY SHALL BE GOVERNED BY AND
          CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
          YORK.

                    All terms used in this Security that are otherwise not defined herein but are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                ABBREVIATIONS

                    The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations

                    TEN COM - as tenants in common

                    TEN ENT - as tenants by the entireties

                    JT TEN -  as joint tenants with right of
                              survivorship and not as tenants in
                              common

                    UNIF GIFT MIN ACT - _________ Custodian _______
                                         (Cust)             (Minor)
                              under Uniform Gifts to Minors Act

                              __________________________
                                        (State)

                  Additional abbreviations may also be used
                        though not in the above list.

                           ________________________


                                  ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned hereby

          sell(s), assign(s) and transfers) unto __________________

          _________________________________________________________

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
          OF ASSIGNEE

           ________________________
          /_______________________/

          _________________________________________________________

          _________________________________________________________
                 (Please Print or Typewrite Name and Address,
                   Including Postal Zip Code, of Assignee)

          _________________________________________________________
          the within Security and all rights thereunder, and hereby

          irrevocably constitutes and appoints ____________________

          _________________________________________________________

          to transfer said Security on the books of the Company,

          with full power of substitution in the premises.

                    If less than the entire principal amount of the within Security is to be sold, transferred or assigned, specify the portion thereof which the Holder elects to have sold, transferred or assigned: __________; and specify the denomination or denominations (which shall not be less than the minimum-authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being sold, transferred or assigned (in the absence of any such specification, one such Security will be issued for the portion not being sold, transferred or assigned):________.

          Dated: _______________

          Signature Guaranteed

          ___________________________    _________________________
          NOTICE:  Signature must be     NOTICE:  The signature to
          guaranteed by a member firm    this assignment must
          of the New York Stock Ex-      correspond with the name
          change or a commercial bank    as written upon the face
          or trust company.              of the within Security in
                                         every particular, without
                                         alteration or enlargement
                                         or any change whatever.


                          OPTION TO ELECT REPAYMENT

                    The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Repayment Date, to the undersigned at

          _________________________________________________________

          _________________________________________________________

          _________________________________________________________
        (Please print or typewrite name and address of the undersigned)

                    If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof which the Holder elects to have repaid:
          ________; and specify the denomination or denominations (which shall not be less than the minimum-authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid): ______.

          Dated: _________________       _________________________
                                         NOTICE:  The signature in
                                         this Option to Elect
                                         Payment must correspond
                                         with the name as written
                                         upon the face of the
                                         within Security in every
                                         particular, without
                                         alteration or enlargement
                                         or any change whatever.

                                         SIGNATURE GUARANTEED